Exhibit 99.1
General Growth Properties, Inc.
Supplemental Financial Information
For the Three Months Ended March 31, 2008
This presentation contains forward-looking statements. Actual results may differ materially from the results suggested by these forward-looking statements for a number of reasons, including, but not limited to, the retail market, tenant occupancy and tenant bankruptcies, the level of our indebtedness and interest rates, market conditions and land sales in our Master Planned Communities segment and our ability to manage our growth. Readers are referred to the documents filed by General Growth Properties, Inc. with the SEC, specifically the most recent report on Form 10-K (as amended by Amendment No. 1 to such report filed on Form 10-K/A), which further identifies the important risk factors which could cause actual results to differ materially from the forward-looking statements in supplemental financial information. The Company disclaims any obligation to update any forward-looking statements.

Corporate Overview

Supplemental Financial/Operational Data
March 31, 2008
Table of Contents
All information included in this supplemental package is unaudited and is as of March 31, 2008, unless otherwise indicated.

Corporate Overview	1 - 3
Corporate Profile	1
Corporate Overview	1
Stock Listing	1
Calendar of Events	1
Current Dividend	1
Investor Relations	1
Transfer Agent	1
Debt Ratings	1
Ownership Structure	2
Total Market Capitalization	2
Research Coverage	3

First Quarter 2008 Earnings Announcement	4-14

Supplemental Financial Data*	15-34
Summary Retained FFO & Core FFO	15
Tenant Allowances, Straight Line Rent & SFAS #141 & #142	16
Trailing Twelve Month EBITDA and Coverage Ratios	17
Comparable NOI Growth	18
Retail Recovery Summary	19
Master Planned Communities	20-22
Capital Information	23
Changes in Total Common & Equivalent Shares	24
Common Dividend History	25
Debt Maturity and Current Average Interest Rate Summary	26
Summary of Outstanding Debt	27-34

Supplemental Operational Data	35-38
Operating Statistics, Certain Financial Information & Top Tenants	35
Retail Portfolio GLA, Occupancy, Sales & Rent Data	36
Retail and Other Net Operating Income by Geographic Area at Share	37
Lease Expiration Schedule and Lease Termination Income at Share	38

Expansions, Re-developments & New Developments	39-41

*	The supplemental financial data should be read in conjunction with the company’s first quarter earnings information (included as pages 4-14 of this supplemental report) as certain disclosures and reconciliations in such announcement have not been included in the supplemental financial data.

Corporate Profile
General Growth Properties, Inc. (GGP) and its predecessor companies have been in the shopping center business for over fifty years. GGP is one of the largest U.S.-based publicly traded real estate investment trusts (REIT) at approximately $39.5 billion in total market capitalization. The Company currently has ownership interest in, or management responsibility for, a portfolio of more than 200 regional shopping malls in 45 states, as well as ownership in master planned community developments and commercial office buildings. The Company’s portfolio totals approximately 200 million square feet and includes over 24,000 retail stores nationwide.
Since going public in 1993, GGP has acheived the highest per share Funds From Operations (FFO) growth in the regional mall sector, 15% on a compounded annualized basis through 2007. Average occupancy at March 31, 2008 was 92.7% and sales per square foot were $460. The Bucksbaum family, which founded GGP, is still engaged in the operation of the company’s day-to-day business activities. Assuming conversion of the Operating Partnership units, the Bucksbaum family and senior management own approximately 25% of the Company.
Corporate Overview
The corporate mission of GGP is to create value and profit by acquiring, developing, renovating, and managing regional malls in major and middle markets throughout the United States. The Company provides investors an opportunity to participate in the ownership of high quality income producing real estate while maintaining liquidity. The Company’s primary objective is to provide increasing dividends and capital appreciation for its stockholders.

Stock Listing
Common Stock
NYSE: GGP

Calendar of Events
Quarter End — Second Quarter 2008	June 30, 2008
Earnings Release — After the Market Close	July 30, 2008
Quarterly Conference Call — 8:00 am CST	July 31, 2008
Current Dividend
GGP declared its second dividend for 2008 in the amount of $0.50 per share, payable to common stockholders of record on April 16, 2008, with payment on April 30, 2008. The current dividend represents an increase of 11% over the dividend of $0.45 per share paid for the same period last year. The Company reviews its dividend policy annually, usually prior to the fourth quarter dividend announcement, which is typically made in early October. The Company has, as a result of this review, raised its dividend every year since going public in April of 1993 when the (split-adjusted) initial quarterly dividend was approximately $0.12 per share. These annual increases have allowed GGP to increase its dividend at a compound annual growth rate of 10% since going public.

Investor Relations	Transfer Agent
Tim Goebel	BNY Mellon
Director, Investor Relations	Shareowner Services
General Growth Properties	480 Washington Blvd
110 North Wacker Drive	Jersey City, NJ 07310
Chicago, IL 60606	(888) 395-8037
Phone (312) 960-5199	Foreign Stockholder:
Fax (312) 960-5475	+1 201 680-6578
tgoebel@ggp.com

Debt Ratings
Standard & Poors — Corporate Rating	BB+
Standard & Poors — Senior Debt Rating	BB -
Standard & Poors — TRCLP Bonds Rating	BB -
Moody’s — Senior Debt Rating	Ba2
Moody’s — TRCLP Bonds Rating	Ba2

Please visit the GGP web site for additional information:	www.ggp.com

Ownership Structure as of March 31, 2008

(Total Market Capitalization - As Measured by Stock Price (dollars in thousands)		March 31, 2008
Total Portfolio Debt (Company consolidated debt plus applicable share from unconsolidated affiliates) (a)		$27,296,577

Perpetual Preferred Units
Perpetual Preferred Units at 8.25%	$5,000

Convertible Preferred Units
Convertible Preferred Units at 6.50%	26,637
Convertible Preferred Units at 7.00%	25,133
Convertible Preferred Units at 8.50%	64,236

	116,006

Other Preferred Stock	476

Total Preferred Securities		$121,482

Common Stock and Common Operating Partnership Units
Stock market value of 265.0 million shares of common stock and 51.8 million shares of operating partnership units (which are redeemable for an equal number of shares of common stock) — outstanding at end of period (b)		$12,091,654

Total Market Capitalization at end of period		$39,509,713

(a)	Excludes special improvement districts liability of $71.4 million, minority interest adjustment of $71.7 million and purchase accounting mark-to-market adjustments of $63.2 million.

(b)	Net of 1.4 million treasury shares.

Research Coverage
The following alphabetical list of research coverage by company and related contact information is included for informational purposes only. GGP does not review any third party advice or investment or research report and therefore expressly does not adopt or endorse any such advice or report.

Banc of America Securities	Christy McElroy	(212) 847-5658

Bear, Stearns & Co., Inc.	Ross Smotrich	(212) 272-8046

Citigroup	Jonathan Litt	(212) 816-0231
	Ambika Goel	(212) 816-6981

Credit Suisse First Boston	Michael Gorman	(212) 538-4357

Deutsche Bank	Louis Taylor	(212) 250-4912
	Christeen Kim	(212) 250-6771

Friedman Billings Ramsey	Paul Morgan	(703) 469-1255
	Tom Barry	(703) 875-1401

Goldman, Sachs & Co.	Jay Habermann	(917) 343-4260
	Thomas Baldwin	(212) 902-4736

Green Street Advisors	Jim Sullivan	(949) 640-8780
	Ben Yang	(949) 640-8780

J.P. Morgan Securities Inc.	Michael Mueller	(212) 622-6689
	Joseph Dazio	(212) 622-6416

Lehman Brothers	David B. Harris	(212) 526-1790
	David Toti	(212) 526-2002

Merrill Lynch	Steve Sakwa	(212) 449-0335
	Craig Schmidt	(212) 449-1944

RBC Capital Markets	Richard C. Moore	(216) 378-7625

Stifel Nicolaus	David Fick	(410) 454-5018
	Nate Isbee	(410) 454-4143

UBS	Jeff Spector	(212) 713-6144

Wachovia Capital Markets, LLC	Jeff Donnelly	(617) 603-4262
	Rob Laquaglia	(617) 603-4263

First Quarter Earnings Announcement
April 29, 2008

News Release	General Growth Properties, Inc. 110 North Wacker Drive Chicago, IL 60606 (312) 960-5000 FAX (312) 960-5475

FOR IMMEDIATE RELEASE	CONTACT:	John Bucksbaum (312) 960-5005

Bernie Freibaum (312) 960-5252
General Growth Properties, Inc. Announces
First Quarter 2008 Results of Operations
Chicago, Illinois, April 29, 2008 — General Growth Properties, Inc. (NYSE: GGP) (the Company) released today its operating results for the first quarter of 2008. Core Funds From Operations (Core FFO) per fully diluted share were $0.76 for the first quarter of 2008 as compared to $0.65 in the comparable period of 2007. Funds From Operations (FFO) per fully diluted share were $0.75 for the first quarter of 2008, as compared to $1.66 reported in the first quarter of 2007. Earnings per share – diluted (EPS) were $0.03 for the first quarter of 2008 as compared to $0.94 in the comparable 2007 period.
“Strong comparable operating results at our malls demonstrate that our business prospects remain positive,” said Chief Executive Officer of GGP John Bucksbaum. “Despite the challenging economic environment, our malls remain a very attractive venue for our customers to shop, for our retailers to do business, and for our lenders to lend. We remain confident as we look to the future.”
FINANCIAL AND OPERATIONAL HIGHLIGHTS
▪	Core FFO is defined as Funds From Operations excluding the Real Estate Property Net Operating Income (NOI) from the Master Planned Communities segment and the (provision for) benefit from income taxes. Core FFO for the first quarter of 2008 was $226.6 million or $0.76 per fully diluted share as compared to $192.4 million or $0.65 per fully diluted share for the first quarter of 2007. Certain non-cash revenues and expenses included in Core FFO resulted in approximately $15.8 million or $0.05 of Core FFO per fully diluted share in the first quarter of 2008 as compared to $29.0 million or $0.10, respectively, for the same period of 2007, representing a decrease of approximately $0.05 of Core FFO per fully diluted share. Minimum rent in the first quarter of 2008 includes approximately $21.0 million of lease termination income compared to approximately $3.7 million of lease termination income for the first quarter of 2007, representing an increase of approximately $0.06 of Core FFO per fully diluted share.

▪	FFO per share was $0.75 in the first quarter of 2008. FFO for the quarter declined to $223.2 million from $491.7 million in the first quarter of 2007. The significant decline in FFO is primarily due to the approximately $298 million, or $1.00 per share, total tax benefit recognized in the first quarter of 2007 attributable to the tax restructuring of certain of our operating subsidiaries. Excluding the effect of such tax benefit, 2008 FFO increased approximately $29.5 million, or approximately 15.2%, from 2007 FFO.
▪	EPS for the first quarter of 2008 were $0.03 per share versus $0.94 in the first quarter of 2007. Our first quarter 2007 EPS were significantly impacted by the tax restructuring, which increased net earnings, net of minority interest, by approximately $245 million or approximately $1.00 per share.
▪	Core FFO per share guidance
Core FFO per share for the full year 2008 is currently expected to be in the range of $3.52 to $3.58 per share. Our Core FFO per share for the full year 2007 was approximately $2.97 per share. As previously reported, full year 2007 Core FFO per share was reduced by certain other significant earnings charges incurred in the fourth quarter of 2007. The increase in full year 2008 Core FFO per share reflects the exclusion of such 2007 items. Full year 2008 Core FFO guidance also reflects the issuance of an additional 23 million shares of common stock sold in the first quarter of 2008.
SEGMENT RESULTS
Retail and Other Segment
▪	NOI for the first quarter of 2008 was $632.6 million, an increase of approximately 13.2% over the $558.7 million reported in the first quarter of 2007.
▪	Revenues from consolidated properties were $798.3 million for the first quarter of 2008, an increase of 18.3% compared to $674.6 million for the same period in 2007. The majority of this increase is due to the acquisition of our venture partner’s interest in the Homart I properties in July 2007, which resulted in the consolidation of 20 of the 23 properties in that portfolio that were previously reported as unconsolidated in our operating results. Excluding such acquisition, consolidated revenues would have increased by approximately $23.1 million or 3.4%.
▪	Revenues from unconsolidated properties, at the Company’s ownership share, declined to $146.6 million or 19.2% compared to $181.4 million in the first quarter of 2007. The decline was due to the acquisition of our venture partner’s interest in the Homart I properties.
▪	Total tenant sales increased 0.2% and comparable tenant sales increased 0.9% in 2008, both on a trailing 12 month basis, compared to the same period last year.

▪	Comparable NOI from consolidated properties in the first quarter of 2008 increased by 5.1% compared to the first quarter of 2007.
▪	Comparable NOI from unconsolidated properties at the Company’s ownership share in the first quarter of 2008 increased by approximately 7.3% compared to the first quarter of 2007.
▪	Retail Center occupancy decreased slightly to 92.7% at March 31, 2008, compared to 92.9% at March 31, 2007.
▪	Sales per square foot for first quarter 2008 (on a trailing twelve month basis) were $460 versus $459 in the first quarter of 2007.
Master Planned Communities Segment
▪	NOI in the first quarter of 2008 for the Master Planned Communities segment was a loss of $0.9 million for consolidated properties and income of $7.7 million for unconsolidated properties as compared to income of $3.6 million and $5.7 million, respectively, in the first quarter of 2007. The NOI loss in the first quarter of 2008 is due primarily to certain operating expenses which cannot be completely eliminated despite the significant reduction in current sales revenues.
▪	Land sale revenues in the first quarter of 2008 were approximately $9.1 million for consolidated properties and approximately $23.1 million for unconsolidated properties, compared to $23.8 million and $13.4 million, respectively, in the first quarter of 2007. Land sales continue to be at a very slow rate in 2008, a trend that is expected to continue into 2009.
CONFERENCE CALL/WEBCAST
General Growth Properties, Inc. will host a live Webcast of its conference call regarding this announcement on our website, www.ggp.com. This Webcast will take place on Wednesday, April 30, 2008, at 9:00 a.m. Eastern Time (8:00 a.m. CDT, 6:00 a.m. PDT). The Webcast can be accessed by selecting the conference call icon on the GGP home page.
The Company is one of the largest U.S.-based publicly traded Real Estate Investment Trusts (REIT). The Company currently has ownership interest in, or management responsibility for, over 200 regional shopping malls in 45 states, as well as ownership in planned community developments and commercial office buildings. The Company’s portfolio totals approximately 200 million square feet of retail space and includes over 24,000 retail stores nationwide. The Company is listed on the New York Stock Exchange under the symbol GGP. For more information, please visit the Company website at http://www.ggp.com.

NON-GAAP SUPPLEMENTAL FINANCIAL MEASURES AND DEFINITIONS
FUNDS FROM OPERATIONS AND CORE FFO
The Company, consistent with real estate industry and investment community preferences, uses FFO as a supplemental measure of operating performance for a REIT. The National Association of Real Estate Investment Trusts (NAREIT) defines FFO as net income (loss) (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains (or losses) from cumulative effects of accounting changes, extraordinary items and sales of properties, plus real estate related depreciation and amortization and including adjustments for unconsolidated partnerships and joint ventures.
The Company considers FFO a supplemental measure for equity REITs and a complement to GAAP measures because it facilitates an understanding of the operating performance of the Company’s properties. FFO does not give effect to real estate depreciation and amortization since these amounts are computed to allocate the cost of a property over its useful life. Since values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, the Company believes that FFO provides investors with a clearer view of the Company’s operating performance. However, we believe that FFO is a less meaningful supplemental measure of performance for the Master Planned Communities segment of our business. FFO does not facilitate an understanding of the operating performance of the Master Planned Communities segment of our business as our primary strategy in this segment is to develop and sell land in a manner that increases the value of the remaining land. In addition, the Master Planned Communities segment of our business is operated within taxable REIT subsidiaries and therefore our income tax expense is largely attributable to this segment of the business. To isolate these parts of the Company from the Retail and Other segment, for which FFO is a relevant measure of operating performance, the Company also uses Core FFO as an operating measure. Core FFO is defined as Funds From Operations excluding the Real Estate Property Net Operating Income from the Master Planned Communities segment and the provision for income taxes.
In order to provide a better understanding of the relationship between Core FFO, FFO and GAAP net income, a reconciliation of Core FFO and FFO to GAAP net income has been provided. Neither Core FFO nor FFO represent cash flows from operating activities in accordance with GAAP, neither should be considered as an alternative to GAAP net income and neither is necessarily indicative of cash available to fund cash needs. In addition, the Company has presented FFO on a consolidated and unconsolidated basis (at the Company’s ownership share) as the Company believes that given the significance of the Company’s operations that are owned through investments accounted for on the equity method of accounting, the detail of the operations of the Company’s unconsolidated properties provides important insights into the income and FFO produced by such investments for the Company as a whole.

REAL ESTATE PROPERTY NET OPERATING INCOME (NOI) AND COMPARABLE NOI
General Growth believes that NOI is a useful supplemental measure of the Company’s operating performance. The Company defines NOI as operating revenues (rental income, land sales, tenant recoveries and other income) less property and related expenses (real estate taxes, land sales operating costs, repairs and maintenance, marketing and other property expenses). As with FFO described above, NOI has been reflected on a consolidated and unconsolidated basis (at the Company’s ownership share). Other REITs may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs.
Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, gains and losses from property dispositions, minority interest in consolidated joint ventures, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact on operations from trends in occupancy rates, rental rates, land values and operating costs. This measure thereby provides an operating perspective not immediately apparent from GAAP operating or net income. The Company uses NOI to evaluate its operating performance on a property-by-property basis because NOI allows the Company to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on the Company’s operating results, gross margins and investment returns.
In addition, management believes that NOI provides useful information to the investment community about the Company’s operating performance. However, due to the exclusions noted above, NOI should only be used as an alternative measure of the Company’s financial performance. For reference, and as an aid in understanding management’s computation of NOI, a reconciliation of NOI to consolidated operating income as computed in accordance with GAAP has been presented.
Comparable NOI excludes from both years the NOI of properties with significant physical or merchandising changes and those properties acquired or opened during the relevant comparative accounting periods.
PROPERTY INFORMATION
The Company has presented information on its consolidated and unconsolidated properties separately in the accompanying financial schedules. As a significant portion of the Company’s total operations are structured as joint venture arrangements which are unconsolidated, management of the Company believes that operating data with respect to all properties owned provides important insights into the income produced by such investments for the Company as a whole. In addition, the individual items of revenue and expense for the unconsolidated properties have been presented at the Company’s ownership share of such unconsolidated ventures. As substantially all of the management operating philosophies and strategies are the same regardless of ownership structure, an aggregate presentation of NOI and other operating statistics yields a more accurate representation of the relative size and significance of such elements of the Company’s overall operations.
FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements, including full year 2008 Core FFO per share guidance and expected sales trends in the Master Planned Communities segment. Actual results may differ materially from the results suggested by these forward-looking statements, for a number of reasons, including, but not limited to, the retail market, tenant occupancy and tenant bankruptcies, the level of indebtedness and interest rates, market conditions, land sales in the Master Planned Communities segment, the cost and success of development and re-development projects and ability to successfully manage growth. Readers are referred to the documents filed by General Growth Properties, Inc. with the SEC, specifically the most recent report on Form 10-K (as amended by Amendment No. 1 to such report filed on Form 10-K/A), which further identify the important risk factors which could cause actual results to differ materially from the forward-looking statements in this release. The Company disclaims any obligation to update any forward-looking statements.
###

GENERAL GROWTH PROPERTIES, INC.
OVERVIEW
(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2008	2007
Funds From Operations (“FFO”)

Company stockholders	$184,190	$404,282
Operating Partnership unitholders	39,011	87,385

Operating Partnership	$223,201	$491,667

Increase (decrease) in FFO over comparable prior year period	(54.6)%	116.3%

FFO per share:
Company stockholders — basic	$0.75	$1.66
Operating Partnership — basic	0.75	1.66
Operating Partnership — diluted	0.75	1.66
Increase (decrease) in diluted FFO over comparable prior year period	(54.8)%	115.6%

Core Funds From Operations (“Core FFO”)
Core FFO	$226,626	$192,412
Core FFO per share — diluted	0.76	0.65
Increase (decrease) in Core FFO over comparable prior year period	17.8%	(8.0)%

Dividends
Dividends paid per share	$0.50	$0.45
Payout ratio (% of diluted FFO paid out)	66.7%	27.1%

Real Estate Property Net Operating Income (“NOI”)
Retail and Other:
Consolidated	$540,657	$448,679
Unconsolidated	91,973	110,032

Total Retail and Other	632,630	558,711

Master Planned Communities:
Consolidated	(855)	3,649
Unconsolidated	7,712	5,666

Total Master Planned Communities	6,857	9,315

Total Real estate property net operating income	$639,487	$568,026

	March 31,	December 31,
Selected Balance Sheet Information	2008	2007
Cash and cash equivalents	$256,462	$99,534

Investment in real estate:
Net land, buildings and equipment	$22,877,860	$22,359,249
Developments in progress	1,058,948	987,936
Net investment in and loans to/from Unconsolidated Real Estate Affiliates	1,772,108	1,803,366
Investment land and land held for development and sale	1,659,878	1,639,372

Net investment in real estate	$27,368,794	$26,789,923

Total assets	$29,519,446	$28,814,319

Mortgage, notes and loans payable	$24,365,831	$24,282,139
Minority interest — Preferred	121,482	121,482
Minority interest — Common	433,293	351,362
Stockholders’ equity	1,984,454	1,456,696

Total capitalization (at cost)	$26,905,060	$26,211,679

	Consolidated Properties			Unconsolidated Properties(a)
			Average		Average
	Outstanding		Interest	Outstanding	Interest
Summarized Debt Information	Balance		Rate(d)	Balance	Rate(d)
Fixed rate (c)	$20,446,116		5.54%	$2,874,905	5.66%
Variable rate (c)	3,713,307		4.81	262,249	6.20

Totals	$24,159,423	(b)	5.43%	$3,137,154	5.70%

(a)	Reflects the Company’s share of debt relating to the properties owned by the Unconsolidated Real Estate Affiliates.

(b)	Excludes special improvement districts liability of $71.4 million, minority interest adjustment of $71.7 million and purchase accounting mark-to-market adjustments of $63.2 million.

(c)	Includes the effects of interest rate swaps.

(d)	Rates include the effects of deferred finance costs and the effect of a 360 day rate applied over a 365 day period.

GENERAL GROWTH PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2008	2007
Revenues:
Minimum rents	$524,942	$436,041
Tenant recoveries	231,632	199,455
Overage rents	13,518	15,580
Land sales	9,066	23,793
Management and other fees	20,239	27,572
Other	30,925	26,347

Total revenues	830,322	728,788

Expenses:
Real estate taxes	68,649	56,860
Repairs and maintenance	62,100	50,972
Marketing	12,276	12,580
Other property operating costs	111,892	100,037
Land sales operations	9,921	20,144
Provision for doubtful accounts	2,709	5,493
Property management and other costs	52,138	53,142
General and administrative	8,098	12,268
Depreciation and amortization	184,259	175,118

Total expenses	512,042	486,614

Operating income	318,280	242,174

Interest income	557	2,034
Interest expense	(319,394)	(268,348)

Loss before income taxes, minority interest and equity in income of Unconsolidated Real Estate Affiliates	(557)	(24,140)
(Provision for) benefit from income taxes	(9,392)	288,392
Minority interest	(5,321)	(54,417)
Equity in income of Unconsolidated Real Estate Affiliates	23,828	20,359

Net income	$8,558	$230,194

Basic Earnings Per Share	$0.03	$0.94
Diluted Earnings Per Share	0.03	0.94

GENERAL GROWTH PROPERTIES, INC.
PORTFOLIO RESULTS AND FUNDS FROM OPERATIONS (“FFO”)
(In thousands)

	Three Months Ended March 31, 2008
	Consolidated	Unconsolidated	Segment
Retail and Other	Properties	Properties	Basis
Property revenues:
Minimum rents	$524,942	$92,692	$617,634
Tenant recoveries	231,632	39,091	270,723
Overage rents	13,518	1,312	14,830
Other, including minority interest	28,191	13,541	41,732

Total property revenues	798,283	146,636	944,919

Property operating expenses:
Real estate taxes	68,649	11,591	80,240
Repairs and maintenance	62,100	9,301	71,401
Marketing	12,276	2,188	14,464
Other property operating costs	111,892	31,288	143,180
Provision for doubtful accounts	2,709	295	3,004

Total property operating expenses	257,626	54,663	312,289

Retail and other net operating income	540,657	91,973	632,630

Master Planned Communities
Land sales	9,066	23,118	32,184
Land sales operations	(9,921)	(15,406)	(25,327)

Master Planned Communities net operating income (loss)	(855)	7,712	6,857

Real estate property net operating income	539,802	99,685	$639,487

Management and other fees	20,239	5,031
Property management and other costs	(18,423)	(1,048)
Headquarters/regional costs	(33,715)	(8,689)
General and administrative	(8,098)	(715)
Depreciation on non-income producing assets, including headquarters building	(2,795)	—
Interest income	557	1,708
Interest expense	(319,394)	(39,110)
Provision for income taxes	(9,392)	(890)
Preferred unit distributions	(2,903)	—
Other FFO from minority interest	1,321	30

FFO	167,199	56,002
Equity in FFO of Unconsolidated Properties	56,002	(56,002)

Operating Partnership FFO	$223,201	$—

	Three Months Ended March 31, 2007
	Consolidated	Unconsolidated	Segment
Retail and Other	Properties	Properties	Basis
Property revenues:
Minimum rents	$436,041	$109,166	$545,207
Tenant recoveries	199,455	48,261	247,716
Overage rents	15,580	2,467	18,047
Other, including minority interest	23,545	21,458	45,003

Total property revenues	674,621	181,352	855,973

Property operating expenses:
Real estate taxes	56,860	15,129	71,989
Repairs and maintenance	50,972	11,121	62,093
Marketing	12,580	3,372	15,952
Other property operating costs	100,037	40,847	140,884
Provision for doubtful accounts	5,493	851	6,344

Total property operating expenses	225,942	71,320	297,262

Retail and other net operating income	448,679	110,032	558,711

Master Planned Communities
Land sales	23,793	13,361	37,154
Land sales operations	(20,144)	(7,695)	(27,839)

Master Planned Communities net operating income	3,649	5,666	9,315

Real estate property net operating income	452,328	115,698	$568,026

Management and other fees	27,572	4,089
Property management and other costs	(26,559)	(799)
Headquarters/regional costs	(26,583)	(11,126)
General and administrative	(12,268)	(135)
Depreciation on non-income producing assets, including headquarters building	(3,115)	—
Interest income	2,034	3,677
Interest expense	(268,348)	(52,084)
Benefit from income taxes	288,392	1,548
Preferred unit distributions	(4,059)	—
Other FFO from minority interest	1,405	—

FFO	430,799	60,868
Equity in FFO of Unconsolidated Properties	60,868	(60,868)

Operating Partnership FFO	$491,667	$—

GENERAL GROWTH PROPERTIES, INC.
SUPPLEMENTAL DISCLOSURE OF CERTAIN NON-CASH REVENUES AND EXPENSES
REFLECTED IN FFO
(In thousands)

	Three Months Ended		Three Months Ended
	March 31, 2008		March 31, 2007
	Consolidated	Unconsolidated	Consolidated	Unconsolidated
	Properties	Properties	Properties	Properties
Minimum rents:
Above- and below-market tenant leases, net	$5,936	$2,136	$9,539	$2,367
Straight-line rent	11,942	2,799	9,408	2,979
Other property operating costs:
Non-cash ground rent expense	(1,736)	(231)	(1,589)	(193)
Real estate taxes:
Real estate tax stabilization agreement	(981)	—	(981)	—
Interest expense:
Mark-to-market adjustments on debt	4,166	712	10,506	994
Amortization of deferred finance costs	(8,740)	(380)	(3,531)	(452)
Debt extinguishment costs:
Write-off of deferred finance costs	208	—	—	—

Totals	$10,795	$5,036	$23,352	$5,695

WEIGHTED AVERAGE SHARES
(In thousands)

	Three Months Ended
	March 31,
	2008	2007
Basic	244,765	243,653
Diluted	244,918	244,407
Assuming full conversion of Operating Partnership units:
Basic	296,605	296,318
Diluted	296,758	297,072

GENERAL GROWTH PROPERTIES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES
(In thousands)

	Three Months Ended
	March 31,
	2008	2007
Reconciliation of Real Estate Property Net Operating Income (“NOI”) to GAAP Operating Income
Real estate property net operating income:
Segment basis	$639,487	$568,026
Unconsolidated Properties	(99,685)	(115,698)

Consolidated Properties	539,802	452,328
Management and other fees	20,239	27,572
Property management and other costs	(18,423)	(26,559)
Headquarters/regional costs	(33,715)	(26,583)
General and administrative	(8,098)	(12,268)
Depreciation and amortization	(184,259)	(175,118)
Minority interest in NOI of Consolidated Properties and other	2,734	2,802

Operating income	$318,280	$242,174

Reconciliation of Core FFO to Funds From Operations (“FFO”) and to GAAP Net Income
Core FFO	$226,626	$192,412
Master Planned Communities net operating income	6,857	9,315
(Provision for) benefit from income taxes	(10,282)	289,940

Funds From Operations — Operating Partnership	223,201	491,667
Depreciation and amortization of capitalized real estate costs	(213,655)	(212,510)
Minority interest in depreciation of Consolidated Properties and other	825	793
Minority interest to Operating Partnership unitholders	(1,813)	(49,756)

Net income	$8,558	$230,194

Reconciliation of Equity in NOI of Unconsolidated Properties to GAAP Equity in Income of Unconsolidated Affiliates
Equity in Unconsolidated Properties:
NOI	$99,685	$115,698
Net property management fees and costs	3,983	3,290
Net interest expense	(37,402)	(48,407)
Headquarters, general and administrative, income taxes and minority interest in FFO	(10,264)	(9,713)

FFO of unconsolidated properties	56,002	60,868
Depreciation and amortization of capitalized real estate costs	(32,191)	(40,507)
Other	17	(2)

Equity in income of unconsolidated real estate affiliates	$23,828	$20,359

Reconciliation of Weighted Average Shares Outstanding
Basic:
Weighted average number of shares outstanding — FFO per share	296,605	296,318
Conversion of Operating Partnership units	(51,840)	(52,665)

Weighted average number of Company shares outstanding — GAAP EPS	244,765	243,653

Diluted:
Weighted average number of shares outstanding — FFO per share	296,758	297,072
Conversion of Operating Partnership units	(51,840)	(52,665)

Weighted average number of Company shares outstanding — GAAP EPS	244,918	244,407

Supplemental Financial Data

GENERAL GROWTH PROPERTIES, INC.
SUMMARY RETAINED FFO & CORE FFO
(dollars in thousands)

Three Months
Ended
March 31, 2008
Cash From Recurring Operations
FFO — Operating Partnership	$223,201
Plus (Less):
Non-FFO cash from Master Planned Communities	(30,685)
Deferred income taxes	1,529
Tenant allowances and capitalized leasing costs (a)	(32,307)

Above and below-market tenant leases, net	(8,072)
Straight-line rent adjustment	(14,741)
Non-cash ground rent expense	1,967
Real estate tax stabilization agreement	981

Mark-to-market adjustments on debt	(4,878)
Amortization of deferred finance costs	9,120
Debt extinguishment costs:
Write-off of deferred finance costs	(208)

Cash From Recurring Operations — Operating Partnership	$145,907

Retained Funds From Recurring Operations
Cash From Recurring Operations — Operating Partnership (from above)	$145,907
Less common dividends/distributions paid	(147,966)

Retained Funds From Recurring Operations — Operating Partnership	$(2,059)

(a)	Reflects only recurring tenant allowances; allowances that relate to new and re-development projects are excluded.

	Three Months Ended
	March 31,
	2008	2007

Core FFO
Operating Partnership FFO	$223,201	$491,667
Exclusions, at the Company’s share:
Master Planned Communities net operating income	(6,857)	(9,315)
Provision for (benefit from) income taxes	10,282	(289,940)

Core FFO	$226,626	$192,412

Weighted average shares assuming full conversion of Operating Partnership units — diluted	296,758	297,072

Core FFO — per share	$0.76	$0.65

GENERAL GROWTH PROPERTIES, INC.
TENANT ALLOWANCES, STRAIGHT LINE RENT & SFAS #141 & #142
(dollars in thousands)

(a)	Reflects only recurring tenant allowances; allowances that relate to new and redevelopment projects are excluded.

GENERAL GROWTH PROPERTIES, INC.
TRAILING TWELVE MONTH EBITDA AND COVERAGE RATIOS (a)
(dollars in thousands)

	Twelve Months Ended
	03/31/2008	12/31/2007	9/30/2007	6/30/2007
Pro Rata EBITDA (a)
GAAP Net Income	$65,540	$287,954	$299,460	$300,658
Loss from Discontinued Operations, net of Minority Interest	—	—	823	823
Income Allocated to Minority Interest	27,951	77,012	82,489	85,401
Interest Expense	1,360,346	1,327,203	1,296,416	1,281,319
Income Taxes	9,634	(289,430)	(207,490)	(210,884)
Amortization of Deferred Finance Costs	25,710	20,574	18,838	18,314
Debt Extinguishment Costs	(1,883)	(1,675)	3,653	4,162
Interest Income	(18,225)	(21,575)	(24,732)	(29,483)
Depreciation and Amortization	809,966	809,161	863,909	846,788

Pro Rata EBITDA	$2,279,039	$2,209,224	$2,333,366	$2,297,098

Net Interest (a)
Amortization of Deferred Finance Costs	(25,710)	(20,574)	(18,838)	(18,314)
Debt Extinguishment Costs	1,883	1,675	(3,653)	(4,162)
Interest Expense	(1,360,346)	(1,327,203)	(1,296,416)	(1,281,319)
Interest Income	18,225	21,575	24,732	29,483

Net Interest	$(1,365,948)	$(1,324,527)	$(1,294,175)	$(1,274,312)

Interest Coverage Ratio	1.67	1.67	1.80	1.80

Fixed Charges (b)
Net Interest	$(1,365,948)	$(1,324,527)	$(1,294,175)	$(1,274,312)
Preferred Unit Distributions	(11,808)	(12,963)	(14,142)	(15,748)

Fixed Charges	$(1,377,756)	$(1,337,490)	$(1,308,317)	$(1,290,060)

Ratio of Pro Rata EBITDA to Fixed Charges	1.65	1.65	1.78	1.78

Fixed Charges & Common Dividend
Fixed Charges	$(1,377,756)	$(1,337,490)	$(1,308,317)	$(1,290,060)
Common Dividend/Distributions	(562,839)	(547,788)	(532,093)	(519,077)

Fixed Charges & Common Dividend	$(1,940,595)	$(1,885,278)	$(1,840,410)	$(1,809,137)

Ratio of Pro Rata EBITDA to Fixed Charges & Common Dividend	1.17	1.17	1.27	1.27

Certain amounts have been reclassified to conform to the current period presentation.

(a)	Includes operations of the Unconsolidated Real Estate Affiliates at the Company’s share.

(b)	Excludes principal amortization payments.

GENERAL GROWTH PROPERTIES, INC.
COMPARABLE NOI GROWTH
(dollars in thousands)

	Three Months Ended
	March 31,
	2008	2007

Comparable NOI Growth

Total Retail and Other NOI	$632,630	$558,711
NOI from noncomparable properties	(15,790)	(6,996)
Corporate and other (a)	(6,054)	27,694

Comparable NOI (b)	$610,786	$579,409

Increase in Comparable NOI	5.4%
Certain amounts have been reclassified to conform to the current period presentation.

(a)	Represents international and items that are included in the Total Retail and Other NOI line item that are not specifically related to operations. In addition, due to the acquisition of our partner’s 50% interest in GGP/Homart I in July 2007 and, since GGP owned an interest in and managed the GGP/Homart I properties throughout 2007 and 2008, this amount includes an adjustment to reflect such additional 50% interest for all periods in the comparable NOI presentation.

(b)	Comparable properties are those properties that have been owned and operated for the entire time during the compared accounting periods, excludes properties at which significant physical or merchandising changes have been made and miscellaneous (non-retail) properties, and includes insurance proceeds received for business interruption claims for lost rent.

GENERAL GROWTH PROPERTIES, INC.
RETAIL RECOVERY SUMMARY*
(dollars in thousands)

	Three Months Ended
	3/31/2008	12/31/2007	9/30/2007	6/30/2007	3/31/2007

Consolidated Properties

Tenant recoveries*	$228,480	$230,325	$228,397	$192,432	$195,688
Recoverable operating expenses:
Real estate taxes	65,530	61,459	64,950	52,444	53,524
Repairs and maintenance	56,726	57,735	47,306	42,662	45,866
Marketing	12,315	19,152	12,277	10,824	12,740
Other property operating costs	93,886	89,290	97,761	79,086	82,243

Total recoverable operating expenses*	228,457	227,636	222,294	185,016	194,373

Recovery Ratio	100.0%	101.2%	102.7%	104.0%	100.7%

Unconsolidated Properties

Tenant recoveries*	$38,675	$38,547	$37,959	$47,259	$47,829
Recoverable operating expenses:
Real estate taxes	10,521	8,713	10,280	13,786	14,275
Repairs and maintenance	8,402	9,362	7,491	9,658	10,067
Marketing	2,184	3,609	2,379	2,877	3,373
Other property operating costs	14,073	14,059	14,306	17,815	18,088

Total recoverable operating expenses*	35,180	35,743	34,456	44,136	45,803

Recovery Ratio	109.9%	107.8%	110.2%	107.1%	104.4%

*	Excludes office tenant recoveries and office property expenses, as well as other nonrecoverable operating expenses such as ground rent, parking, storage and other non-direct property related expenses.

GENERAL GROWTH PROPERTIES, INC.
MASTER PLANNED COMMUNITIES — NET OPERATING INCOME BY COMMUNITY
(dollars in thousands)

	Consolidated Properties				Unconsolidated	Company Portfolio
	Maryland			Total	Property @ Share	Total MPC
	Properties (a)	Summerlin	Bridgeland	Consolidated	The Woodlands	Segment
	Three Months Ended
March 31, 2008
Land Sales (b)	$234	$5,634	$3,198	$9,066	$23,118	$32,184
Land Sales Operations (c) (d)	863	6,210	2,848	9,921	15,406	25,327

Net Operating Income (Loss)	$(629)	$(576)	$350	$(855)	$7,712	$6,857

March 31, 2007
Land Sales (b)	$3,520	$15,113	$5,160	$23,793	$13,361	$37,154
Land Sales Operations (c)	3,559	13,111	3,474	20,144	7,695	27,839

Net Operating Income (Loss)	$(39)	$2,002	$1,686	$3,649	$5,666	$9,315

(a)	Maryland Properties include Columbia and Fairwood.

(b)	Includes builder price participation.

(c)	Land Sales Operations includes selling and general and administrative expenses.

(d)	Land Sales Operations for Summerlin includes quarterly accruals for semi-annual distributions pursuant to the Contingent Stock Agreement (“CSA”).

GENERAL GROWTH PROPERTIES, INC.
MASTER PLANNED COMMUNITIES — VALUATION AND NET CASH FLOW GENERATED
(dollars in thousands)
VALUATION

Investment Land and Land Held for Development and Sale:
Net Book Value — Balance Sheet as of March 31, 2008 (a)	$1,659,878
Estimated Value of Assets as of December 31, 2007 (b)	3,280,178
NET CASH FLOW GENERATED

	Three Months Ended March 31,
	2008	2007
Net Operating Income	$6,857	$9,315
Cost of Land Sales	1,082	7,887
The Woodlands Operations (c)	(7,712)	(5,666)
The Woodlands Cash Distribution for 2007 (c)	—	5,250
Other Adjustments to Derive Cash Generated (d)	2,666	10,464

Total Cash Generated	2,893	27,250

Land Development Expenditures, Net of Related Financing	(26,721)	(29,716)

Estimated Net Cash Flow generated by Master Planned Communities Segment (e)	$(23,828)	$(2,466)

(a)	The net book value reflects the recorded carrying amount of the assets in the Company’s financial statements excluding the Company’s share of The Woodlands Operations.

(b)	The estimated value reflects management’s valuation of the gross assets, including the Company’s share of The Woodlands, based upon a number of assumptions including historical sales rates and historical price appreciation. The estimated value is not based on any third party purchase offers and does not reflect any reduction for the final Summerlin distribution to be made in the first quarter of 2010 pursuant to the CSA.

(c)	Since The Woodlands partnership retains all funds until the end of the year, The Woodlands NOI is excluded from the Estimated Net Cash Flow generated by Master Planned Communities segment. The partnership cash distribution is based on the final cash earned by The Woodlands and generally occurs at the end of each year. In 2007, $70.8 million was distributed in the fourth quarter.

(d)	Includes collections of builder notes receivable, deposits on future sales, conversion of accrual basis expenses to a cash basis including semi-annual distributions pursuant to the CSA, builder price participation and other miscellaneous items.

(e)	Estimated net cash flow excludes the estimated semi-annual distributions to be paid pursuant to the CSA. It does not, however, include any provision for income taxes on the earnings of the Master Planned Communities segment which is operated through taxable REIT subsidiaries.

GENERAL GROWTH PROPERTIES, INC.
MASTER PLANNED COMMUNITIES — LOT SALES, PRICING AND ACREAGE BY COMMUNITY
(dollars in thousands)

		Lot Sales and Pricing (a)		Acreage (b)
		Three Months Ended		Total	Remaining
		March 31,		Gross	Saleable
		2008	2007	Acres	Acres
Maryland Properties (c)
Residential	- Acres Sold	—	—		263
	- Average Price/Acre	$—	$—

Commercial	- Acres Sold	—	9.0		325
	- Average Price/Acre	$—	$291

Maryland Properties Acreage				19,100	588

Summerlin (d)
Residential	- Acres Sold	—	3.4		6,815
	- Average Price/Acre	$—	$1,743

Commercial	- Acres Sold	—	3.2		867
	- Average Price/Acre	$—	$1,167

Summerlin Acreage				22,500	7,682

Bridgeland
Residential	- Acres Sold	10.7	18.8		6,015
	- Average Price/Acre	$257	$250

Commercial	- Acres Sold	—	—		1,261
	- Average Price/Acre	$—	$—

Bridgeland Acreage				11,400	7,276

The Woodlands (f)
Residential	- Acres Sold	100.5	53.5		1,954
	- Average Price/Acre	$361	$365

Commercial	- Acres Sold	8.6	6.7		1,112
	- Average Price/Acre	$717	$261

The Woodlands Acreage				28,446	3,066

(a)	Average Price per Acre — This is the aggregate contract price paid for all parcels sold in that community of that property type, divided by the relevant acres sold in that period and is based on sales closed. This average price can fluctuate widely, depending on location of the parcels within a community and the unit price and density of what is sold. Note also that the price indicated does not include payments received under builders’ price participation agreements, where we may receive additional proceeds post-sale and record those revenues at that later date, based on the final selling price of the home. In some cases, these payments have been significant with respect to the initial lot price. In addition, there will be other timing differences between lot sales and reported revenue, due to financial statement revenue recognition limitations. The above pricing data also does not reflect the impact of income tax and the CSA, which can have a material impact on valuation. Due to the possibility of wide fluctuations in any given period, drawing broad conclusions based on any given quarter’s data is not recommended.

Reference is made to other disclosures in our filings on Forms 10-Q and 10-K/A, as well as page 23 of this supplemental financial information for a discussion of the valuation of this segment of our business.

(b)	Acreage:

Residential - This includes standard, custom, and high density residential land parcels. Standard residential lots are designated for detached and attached single- and multi-family homes, of a broad range, from entry-level to luxury homes. At Summerlin, we have designated certain residential parcels as custom lots as their premium price reflects their larger size and other distinguishing features — such as being within a gated community, having golf course access, or being located at higher elevations. High density residential includes townhomes, apartments, and condominiums.

Commercial - Designated for retail, office, services, and other for-profit activities, as well as those parcels allocated for use by government, schools, houses of worship, and other not-for-profit entities.

Gross Acres - Encompasses all of the land located within the borders of the master planned community, including parcels already sold, saleable parcels, and non-saleable areas, such as roads, parks, and recreation and conservation areas.

Remaining Saleable Acres - Includes only parcels that are intended for sale. Excludes non-saleable acres as defined above. The mix of intended use, as well as the amount of remaining saleable acres, are primarily based on assumptions regarding entitlements and zoning of the remaining project and are likely to change over time as the master plan is refined.

(c)	Maryland Properties include Columbia and Fairwood.

(d)	Summerlin — Does not reflect impact of CSA. Please refer to most recent Form 10-K/A for more information. Average price per acre includes assumption of special improvement district financing.

(e)	The Woodlands — Shown at 100% for context. GGP Share of The Woodlands is 52.5%.

GENERAL GROWTH PROPERTIES, INC.
CAPITAL INFORMATION
(dollars in thousands except per share data)

	3/31/2008		12/31/2007	12/31/2006	12/31/2005

Capital Information

Closing common stock price per share	$38.17		$41.18	$52.23	$46.99
52 Week High (a)	65.89		67.43	55.70	48.27
52 Week Low (a)	30.20		39.31	42.36	31.38
Total Return — Trailing Twelve Months (share appreciation and dividend)	-37.9%		-17.6%	14.7%	34.1%

Common Shares and Common Units outstanding at end of period	316,784,235	(b)	295,749,082	294,957,220	292,258,544

Portfolio Capitalization Data
Total Portfolio Debt (c)
Fixed	$23,321,021		$23,580,449	$21,172,774	$17,293,150
Variable	3,975,556		3,546,063	2,980,055	6,085,638
Total Preferred Securities	121,482		121,482	182,828	205,944
Stock market value of common stock and Operating Partnership units outstanding at end of period	12,091,654		12,178,947	15,405,616	13,733,229

Total Market Capitalization at end of period	$39,509,713	(d)	$39,426,941	$39,741,273	$37,317,961

Leverage Ratio (%)	69.1%		68.8%	60.8%	62.6%

(a)	52-week pricing information includes intra-day highs and lows.

(b)	Net of 1.4 million treasury shares.

(c)	Excludes special improvement districts liability, minority interest adjustment and purchase accounting mark-to-market adjustments.

(d)	Excludes shares of common stock issuable on any exchange of the 3.98% Senior Exchangeable Notes due 2027, as the conditions for such exchange were not satisfied as of the period ended March 31, 2008.

GENERAL GROWTH PROPERTIES, INC.
CHANGES IN TOTAL COMMON & EQUIVALENT SHARES

	Operating	Company		Total Common
	Partnership	Common	Treasury	& Equivalent
	Units	Shares	Stock	Shares
Common Shares and Operating Partnership Units (“OP Units”) Outstanding at December 31, 2007	51,850,986	245,704,746	(1,806,650)	295,749,082

Direct stock purchase and dividend reinvestment plan	—	22,300	—	22,300

Employee stock purchase plan	—	15	—	15

Redemption of OP Units into common shares	(18,495)	18,495	—	—

Common stock offering (a)	—	20,302,895	—	20,302,895

Issuance of stock for stock option exercises and restricted stock grants, including stock option exercises satisfied from treasury	—	353,232	50	353,282

Issuance of stock, including from treasury, pursuant to the contingent stock agreement	—	—	356,661	356,661

Common Shares and OP Units Outstanding at March 31, 2008	51,832,491	266,401,683	(1,449,939)	316,784,235

Net number of common shares issuable assuming exercise of dilutive stock options at March 31, 2008				200,883

Diluted Common Shares and OP Units Outstanding at March 31, 2008				316,985,118

Weighted average common shares and OP Units outstanding for the three months ended March 31, 2008 (Basic)				296,604,716

Weighted average net number of common shares issuable assuming exercise of dilutive stock options				153,176

Fully Diluted Weighted Average Common Shares and OP Units Outstanding for the three months ended March 31, 2008 (b)				296,757,892

(a)	Remainder of shares of common stock sold in the offering (2,526,460 shares) were issued in April 2008.

(b)	Excludes shares of common stock issuable on any exchange of the 3.98% senior exchangeable notes due 2027, as the conditions for such exchange were not satisfied as of the period ended March 31, 2008.

GENERAL GROWTH PROPERTIES, INC.
COMMON DIVIDEND HISTORY

(a)	1993 annualized

(b)	Based on FFO definitions that existed during the specified reporting period.

GENERAL GROWTH PROPERTIES, INC.
DEBT MATURITY AND CURRENT AVERAGE INTEREST RATE SUMMARY
AS OF MARCH 31, 2008
(dollars in thousands)

	Consolidated				Unconsolidated			Company
	Properties				Properties (a)			Portfolio
			Current			Current			Current
			Average			Average			Average
	Maturing		Interest		Maturing	Interest		Maturing	Interest
Year	Amount (b)		Rate (c)		Amount (b)	Rate (c)		Amount (b)	Rate (c)
2008	$2,651,514		5.29%		$115,851	7.00%		$2,767,365	5.36%
2009	3,081,817		5.34%		252,976	5.61%		3,334,793	5.36%
2010	3,897,968		5.18%		635,991	5.17%		4,533,959	5.18%
2011	6,702,418		5.57%		1,167,731	5.99%		7,870,149	5.63%
2012	3,908,031		5.15%		775,015	5.50%		4,683,046	5.21%
2013	2,863,044		5.96%		123,232	5.19%		2,986,276	5.93%
2014	254,405		5.11%		3,996	11.81%		258,401	5.21%
2015	195,018		5.21%		887	11.36%		195,905	5.24%
2016	226,941		6.61%		—	0.00%		226,941	6.61%
2017	104,624		6.54%		50,263	6.70%		154,887	6.59%
Subsequent	273,643		5.35%		11,212	7.99%		284,855	5.45%

Totals	$24,159,423	(d)	5.43%		$3,137,154	5.70%		$27,296,577	5.46%

Fixed Rate (e)	20,446,116		5.54%		2,874,905	5.66%		23,321,021	5.56%
Variable Rate (e)	3,713,307		4.81%		262,249	6.20%		3,975,556	4.90%

Totals	$24,159,423	(d)	5.43	%(f)	$3,137,154	5.70	%(f)	$27,296,577	5.46	%(f)

Average Years to Maturity
Fixed Rate Debt	4.02 years	4.13 years	4.04 years

Variable Rate Debt	4.19 years	2.50 years	4.08 years

All GGP Debt	4.05 years	3.99 years	4.04 years

(a)	Reflects the Company’s share of debt relating to the properties owned by the Unconsolidated Real Estate Affiliates.

(b)	Excludes principal amortization.

(c)	Reflects the current variable contract rate as of March 31, 2008 for all variable rate loans.

(d)	Reconciliation to GGP Consolidated GAAP debt.

Consolidated
Consolidated debt, from above	$24,159,423
Other liabilities — Special Improvement Districts	71,444
Minority interest ownership adjustment	71,715
Purchase accounting mark-to-market adjustments	63,249

GGP Consolidated GAAP debt	$24,365,831

(e)	Includes the effects of interest rate swaps.

(f)	Rates include the effects of deferred finance costs and the effect of a 360 day rate applied over a 365 day period.

GENERAL GROWTH PROPERTIES, INC.
SUMMARY OF OUTSTANDING DEBT
(dollars in thousands)

(a)	Rates include the effects of deferred finance costs, interest rate swaps and the effect of a 360 day rate applied over a 365 day period.

GENERAL GROWTH PROPERTIES, INC.
FIRST QUARTER 2008 FINANCING ACTIVITY
(dollars in thousands)

	Fixed Rate	Floating Rate	Total Debt
December 31, 2007 (a)	$23,580,449	$3,546,063	$27,126,512

New Funding:
Property Related	70,000	250,000	320,000
Non-Property Related	254,000 (b)	—	254,000

Refinancings:
Property Related	(331,062)	657,002	325,940
Non-Property Related	(30,000)	—	(30,000)

Interest rate SWAP activity	(151,641)	151,641	—

Revolver Borrowings	—	(429,150)	(429,150)
Other Property Related	(70,725)	(200,000)	(270,725)

Net Change	(259,428)	429,493	170,065

March 31, 2008 (a)	$23,321,021	$3,975,556	$27,296,577

(a)	Includes Company’s share of debt of Unconsolidated Real Estate Affiliates. Excludes special improvement district liability, minority interest adjustment and purchase accounting mark-to-market adjustments.

(b)	Reflects additional GGP/Homart I portfolio purchase price obligation note.

GENERAL GROWTH PROPERTIES, INC.
OUTSTANDING DEBT BY MATURITY DATE
CONSOLIDATED PROPERTIES
AS OF MARCH 31, 2008
(dollars in thousands)

FIXED RATE
			Total Debt
Loan	Maturity Date	Rate (a)	Balance
Secured Asset Loans
Columbiana	05/12/08	4.27%	$65,741
Animas Valley	07/11/08	3.70%	24,545
Grand Teton	07/11/08	3.69%	26,298
Mayfair	07/11/08	3.17%	180,171
Salem Center	07/11/08	3.69%	25,422
Pioneer Place	08/01/08	6.76%*	165,923
Foothills	09/01/08	6.63%*	42,162
Northtown Mall	09/01/08	6.77%	73,818
Chula Vista	10/01/08	4.24%	59,863
Pierre Bossier	10/01/08	6.54%*	36,129
Spring Hill	10/01/08	6.61%*	79,268
Tucson Mall	10/13/08	4.35%	119,972
Bayside	11/03/08	6.00%	54,021
Southwest Plaza	11/03/08	6.54%*	74,120
Birchwood	11/11/08	6.72%*	38,934
Mall of the Bluffs	11/11/08	6.72%*	38,934
Oakwood	11/11/08	6.72%*	51,912
Chico Mall	02/11/09	4.89%	58,058
Jordan Creek	03/01/09	4.66%	189,505
Deerbrook	03/02/09	3.59%	76,190
Southland	03/02/09	3.70%	83,196
Prince Kuhio	04/01/09	3.57%	38,734
JP Comm Sr. Austin Bluffs	04/09/09	4.68%	2,366
JP Comm Sr. Division Crossing	04/09/09	4.51%	5,452
JP Comm Sr. Fort Union	04/09/09	4.60%	2,846
JP Comm Sr. Halsey Crossing	04/09/09	4.61%	2,668
JP Comm Sr. Orem Plaza Center St	04/09/09	4.61%	2,544
JP Comm Sr. Orem Plaza State St	04/09/09	4.72%	1,574
JP Comm Sr. Riverpointe Plaza	04/09/09	4.55%	3,940
JP Comm Sr. Riverside Plaza	04/09/09	4.52%	5,638
JP Comm Sr. Woodlands Village	04/09/09	4.50%	7,204
Town East	04/13/09	3.57%	107,918
Grand Canal Shoppes	05/01/09	4.86%	401,873
Coastland	06/01/09	6.73%*	98,574
The Crossroads (MI)	06/01/09	7.53%	40,568
Woodbridge Corporation	06/01/09	4.35%	212,490
Steeplegate	07/31/09	5.08%	79,433
Village of Cross Keys	07/31/09	7.04%*	10,962
Apache	08/03/09	7.05%*	50,429
Cumberland	08/10/09	7.14%*	159,877
The Parks at Arlington	09/01/09	7.02%*	139,274
Baybrook	10/01/09	6.66%	150,203
Oakview	10/01/09	7.19%*	116,640
Coral Ridge	11/02/09	6.15%*	100,126
Governor’s Square	12/01/09	7.66%*	59,309
Lakeside Mall	12/01/09	4.37%	184,227
Mall St Matthews	01/01/10	4.90%	147,419
North Star	01/01/10	4.53%	237,502
Ward Centre & Ward Entertainment	01/01/10	4.44%	59,552
Park Place	01/11/10	5.24%	179,829
Visalia	01/11/10	3.89%	43,117
Lansing I	01/15/10	9.35%*	25,287
Pecanland	03/01/10	4.39%	59,729
Southland	03/05/10	5.16%	110,845
Providence Place	03/11/10	5.22%	363,647
Ridgedale	04/01/10	4.96%	181,616
West Valley	04/01/10	3.52%	58,590
Pioneer Place	04/27/10	10.01%*	977
Peachtree	06/01/10	5.19%	91,224
Coronado	06/07/10	5.18%	171,877
La Cantera	06/07/10	5.31%	130,400
Maine	06/11/10	4.92%	220,420
Burlington	07/01/10	5.50%	31,500
Glenbrook	07/01/10	5.01%	180,548
Regency Square	07/01/10	3.68%	96,289

(a)	Rates include the effects of deferred finance costs, interest rate swaps and, except where noted (*), the effect of a 360 day rate applied over a 365 day period.

GENERAL GROWTH PROPERTIES, INC.
OUTSTANDING DEBT BY MATURITY DATE
CONSOLIDATED PROPERTIES
AS OF MARCH 31, 2008
(dollars in thousands)

FIXED RATE
			Total Debt
Loan	Maturity Date	Rate (a)	Balance
Secured Asset Loans Cont.
St. Louis Galleria	07/05/10	4.94%	$241,898
Lynnhaven	07/06/10	5.18%	241,307
Boise Towne Plaza	07/09/10	4.88%	11,164
JP Comm Jr. Gateway Crossing	07/09/10	4.80%	15,573
JP Comm Jr. Univ. Crossing	07/09/10	4.82%	11,626
Crossroads Center (MN)	07/30/10	4.87%	86,041
70 Columbia Corporate Center	10/01/10	10.15%*	19,794
Newgate	10/01/10	4.96%	41,867
Park City	10/01/10	5.30%	152,254
Staten Island	10/01/10	6.11%*	282,729
Fashion Place	10/05/10	5.41%	146,952
110 North Wacker	10/11/10	5.14%	46,310
Chapel Hills	10/11/10	5.15%	117,733
Gallery at Harborplace	12/01/10	8.00%	65,592
Rogue Valley	12/31/10	7.96%	26,755
Newpark	02/01/11	7.58%	69,344
Westlake Center	02/01/11	8.00%	66,116
Boise Towne Square	02/10/11	6.74%	72,102
10000 West Charleston	03/01/11	7.88%*	22,158
North Point	03/01/11	5.58%	219,144
Capital	04/01/11	7.52%	20,634
Eden Prairie	04/01/11	4.79%	81,525
Gateway	04/01/11	7.48%	40,438
Greenwood	04/01/11	7.47%	45,400
Mall of Louisiana	04/01/11	5.92%	238,000
Beachwood Place	04/07/11	5.73%	243,901
Vista Ridge	04/11/11	6.89%*	81,987
The Woodlands	06/13/11	6.02%	240,000
Northridge Fashion	07/01/11	7.24%*	128,787
RiverTown	07/01/11	7.58%*	120,039
Willowbrook Mall	07/01/11	6.92%	161,433
Collin Creek Mall	07/11/11	6.87%	68,210
Ala Moana	09/01/11	5.67%	1,500,000
Bayshore	09/01/11	7.22%*	31,591
Eastridge (CA)	09/01/11	5.90%	170,000
Stonestown	09/01/11	5.89%	273,000
Tysons Galleria	09/12/11	5.84%	255,000
Victoria Ward	10/06/11	5.69%	157,000
Augusta Mall	11/11/11	5.50%*	175,000
One Owings Mills	12/01/11	8.50%*	4,658
Eastridge (WY )	12/05/11	5.20%	39,902
Pine Ridge	12/05/11	5.22%	26,903
Red Cliffs	12/05/11	5.25%	25,569
Three Rivers	12/05/11	5.24%	21,903
Hulen Mall	12/07/11	5.14%	115,175
Provo Mall	04/05/12	5.88%	41,250
Spokane Valley Mall	04/05/12	5.87%	41,250
Three Owings Mills	04/06/12	5.58%	58,400
Four Owings Mills	04/06/12	5.61%	25,600
Streets at Southpoint	04/06/12	5.45%	244,754
Oviedo	05/07/12	5.24%	52,763
Sikes Senter	06/01/12	5.32%	62,475
Buckland Hills	07/02/12	5.01%	168,073
Oglethorpe	07/02/12	4.99%	144,029
Valley Plaza	07/11/12	3.98%	97,685
White Marsh	09/01/12	5.68%*	187,000
Corporate Pointe	09/11/12	6.83%	9,198
Grand Traverse	10/01/12	5.11%	86,841
The Mall in Columbia	10/01/12	5.87%*	400,000
Harborplace	10/05/12	5.94%	50,000
Fox River	12/03/12	6.06%	195,000
Ivanhoe Capital	12/03/12	5.82%	93,713
Columbia Mall (MO)	02/01/13	6.16%	90,000
Market Place	02/01/13	6.16%	106,000
Homart I	02/28/13	5.19%	245,115
Gateway Overlook	03/01/13	5.91%	55,000

(a)	Rates include the effects of deferred finance costs, interest rate swaps and, except where noted (*), the effect of a 360 day rate applied over a 365 day period.

GENERAL GROWTH PROPERTIES, INC.
OUTSTANDING DEBT BY MATURITY DATE
CONSOLIDATED PROPERTIES
AS OF MARCH 31, 2008
(dollars in thousands)

FIXED RATE
Loan	Maturity Date	Rate (a)	Total Debt Balance
Secured Asset Loans Cont.
Faneuil Hall	04/01/13	5.66%	$95,595
Lincolnshire Commons	04/01/13	6.14%	28,000
Pembroke	04/11/13	5.06%	132,911
Fallbrook	06/03/13	6.26%	85,000
Oxmoor	06/03/13	6.95%	57,784
River Hills	06/03/13	6.26%	80,000
Sooner Fashion	06/03/13	6.27%	60,000
Senate Plaza	07/01/13	5.79%	12,183
The Boulevard	07/01/13	4.36%	110,200
1160/80 Town Center	07/15/13	6.99%*	9,335
The Meadows	08/01/13	5.57%	104,743
West Oaks	08/01/13	5.36%	71,190
Moreno Valley	09/11/13	6.07%	88,000
Lakeland	10/01/13	5.24%	56,033
Bay City	12/02/13	5.44%	24,590
Four Seasons	12/11/13	5.68%	103,178
Valley Hills	03/05/14	4.82%	58,054
Washington Park	04/01/14	5.56%	12,327
Brass Mill	04/11/14	4.63%	127,469
Bayside Bond	07/01/14	6.00%	7,555
Mall St Vincent	07/07/14	6.44%	49,000
Paramus Park	10/01/15	4.97%	106,024
Eagle Ridge	10/12/15	5.53%	48,375
Knollwood	10/12/15	5.47%	40,619
Bellis Fair	02/15/16	7.34%*	63,520
Lakeview Square	03/01/16	5.93%	41,954
Country Hills	06/01/16	6.21%	13,716
Providence Place	07/01/16	7.76%*	27,699
Northgate	09/01/16	6.00%	45,667
Piedmont	09/05/16	6.10%	34,385
Southlake	12/05/17	6.55%	100,000
Baltimore Center Garage	06/01/18	6.05%*	17,470
10450 West Charleston	01/01/19	6.84%*	4,912
Providence Place	07/01/28	7.76%*	19,855
Houston Land Notes	2017-2033	6.50%*	25,145
Provo Land Loan	08/01/95	10.05%*	2,250

Corporate Debt
Mall St Matthews	05/01/08	9.03%*	144
Houston Land	05/05/08	4.82%	6,968
Princeton Land	07/01/08	3.04%	3,570
Princeton Land East	07/01/08	3.00%*	3,430
TRCLP Property Note	12/01/08	6.94%*	58,000
TRCLP Public Indenture	03/16/09	3.63%*	395,000
TRCLP Public Indenture	04/30/09	8.00%*	200,000
Exchangeable Senior Notes	04/15/12	4.16%*	1,550,000
TRCLP Public Indenture	09/17/12	7.20%*	400,000
TRCLP Senior Notes	05/01/13	6.91%*	798,187
TRCLP Public Indenture	11/26/13	5.38%	450,000

Total Consolidated Fixed Rate Debt			$20,446,116

(a)	Rates include the effects of deferred finance costs, interest rate swaps and, except where noted (*), the effect of a 360 day rate applied over a 365 day period.

GENERAL GROWTH PROPERTIES, INC.
OUTSTANDING DEBT BY MATURITY DATE
CONSOLIDATED PROPERTIES
AS OF MARCH 31, 2008
(dollars in thousands)

VARIABLE RATE
Loan	Maturity Date	Rate (a)(b)	Total Debt Balance
Secured Asset Loans
Senior Bridge Loan	07/06/08	4.17%	$522,170
Fashion Show	11/28/08	5.66%	650,000
Palazzo	11/28/08	5.80%	250,000
Oakwood Center	02/09/09	5.05%	95,000
Westlake Land	11/02/21	11.82%	2,437

Unsecured Asset Loans
Credit Agreement Term Loans	02/24/11	4.54%	1,987,500
Trust Preferred Shares	04/30/36	4.94%	206,200

Total Consolidated Variable Rate Debt			$3,713,307

Total Consolidated Debt & Swaps		5.43%	$24,159,423

(a)	Rates include the effects of deferred finance costs, interest rate swaps and, except where noted (*), the effect of a 360 day rate applied over a 365 day period.

(b)	Reflects the variable contract rate as of March 31, 2008.

GENERAL GROWTH PROPERTIES, INC.
OUTSTANDING DEBT BY MATURITY DATE AT SHARE
UNCONSOLIDATED PROPERTIES
AS OF MARCH 31, 2008
(dollars in thousands)

FIXED RATE
				Company
Loan	Maturity Date	Rate (a)	Total Debt	ProRata Share
Secured Asset Loans
Quail Springs	06/02/08	6.98%	39,263	$19,631
Neshaminy	07/01/08	6.76%*	60,000	30,000
Woodlands Community	07/25/08	4.81%	1,929	1,013
Towson Town Center	11/10/08	6.84%	129,301	45,255
Woodlands Community	02/23/09	3.80%	434	228
Perimeter Shopping Center	05/01/09	6.77%*	118,303	59,151
Mizner Park	07/01/09	5.09%	58,483	29,242
Carolina Place	01/11/10	4.70%	160,413	81,009
Alderwood	07/06/10	5.03%	291,049	146,980
Christiana Mall	08/02/10	4.61%*	114,737	57,368
Water Tower Place	09/01/10	5.04%	174,934	90,345
Woodlands Community	09/01/10	7.22%	9,108	4,782
Whalers	11/08/10	5.63%	106,528	65,368
Kenwood Towne Centre	12/01/10	5.58%	240,611	169,301
Willowbrook	04/01/11	7.00%*	92,844	46,422
Silver City Galleria	06/10/11	4.95%	132,175	66,088
Austin Mall (Highland)	07/08/11	6.92%	65,504	32,752
Village of Merrick Park	08/08/11	5.94%	191,285	76,514
Northbrook Court	09/01/11	7.17%*	90,286	45,594
Montclair	09/12/11	5.88%	265,000	133,825
Arrowhead	10/03/11	6.92%*	78,141	26,044
First Colony	10/03/11	5.68%*	191,541	95,770
Riverchase	10/03/11	5.78%	305,000	152,500
Natick Mall	10/07/11	5.74%	350,000	175,000
Natick West	10/07/11	5.62%	140,000	70,000
Galleria at Tyler	10/11/11	5.46%*	250,000	125,000
Pinnacle Hills	12/08/11	5.84%	140,000	70,000
Park Meadows	07/05/12	6.00%*	360,000	126,000
Florence	09/10/12	5.04%	98,236	69,343
Glendale Galleria	10/01/12	5.01%	385,727	192,864
Oakbrook	10/01/12	5.12%*	219,296	104,076
Clackamas	10/05/12	6.35%	200,000	100,000
The Oaks	12/03/12	5.85%	102,000	52,020
Westroads	12/03/12	5.84%	89,250	45,518
Stonebriar	12/11/12	5.30%	170,389	85,195
Bridgewater Commons	01/01/13	5.27%*	137,804	48,232
Altamonte	02/01/13	5.14%*	150,000	75,000
CenterPointe Village	01/02/17	6.38%*	13,809	6,905
Trails Village Center	07/10/23	8.24%*	16,419	8,210
Lake Meade Blvd & Buffalo Part	07/15/23	7.30%*	6,003	3,001
Espark	06/01/17	6.76%*	88,488	43,359

Total Unconsolidated Fixed Rate Debt				$2,874,905

(a)	Rates include the effects of deferred finance costs, interest rate swaps and, except where noted (*), the effect of a 360 day rate applied over a 365 day period.

GENERAL GROWTH PROPERTIES, INC.
SUMMARY OF OUTSTANDING DEBT BY MATURITY DATE AT SHARE
UNCONSOLIDATED PROPERTIES
AS OF MARCH 31, 2008
(dollars in thousands)

VARIABLE RATE
				Company ProRata
Loan	Maturity Date	Rate (a)(b)	Total Debt	Share
Secured Asset Loans
Woodlands Community	04/10/08	5.32%	$101	$53
Woodlands Community	06/30/08	6.22%	29,680	15,582
Woodlands Community	07/01/09	4.61%*	4,768	2,503
Woodlands Credit Agreement	08/29/09	5.29%	306,539	160,933
Woodlands Community	12/01/09	6.00%*	1,748	918
Woodlands Community	01/01/10	6.34%*	7,193	3,776
Woodlands Community	05/01/10	4.41%*	26,771	14,055
Woodlands Community	12/01/10	4.47%	5,728	3,007
Superstition Springs	09/09/11	3.97%	67,500	22,498
Brazil — Aliansce	2011-2015	12.12%	79,436	38,924

Total Unconsolidated Variable Rate Debt				$262,249

Total Unconsolidated Debt		5.70%		$3,137,154

Total Debt & Swaps		5.46%		$27,296,577

(a)	Rates include the effects of deferred finance costs, interest rate swaps and, except where noted (*), the effect of a 360 day rate applied over a 365 day period.

(b)	Reflects the variable contract rate as of March 31, 2008.

Supplemental Operational Data

GENERAL GROWTH PROPERTIES, INC.
OPERATING STATISTICS, CERTAIN FINANCIAL INFORMATION & TOP TENANTS (a)
AS OF MARCH 31, 2008

	Consolidated	Unconsolidated	Company
	Retail	Retail	Retail
OPERATING STATISTICS (b)	Properties	Properties	Portfolio (c)
Occupancy	92.4%	93.8%	92.7%
Trailing 12 month total tenant sales per sq. ft.	$442	$521	$460
% change in total sales (d)	0.0%	0.0%	0.2%
% change in comparable sales (d)	1.4%	-1.3%	0.9%
Mall and freestanding GLA (in sq. ft.)	49,286,512	13,861,274	63,147,786

CERTAIN FINANCIAL INFORMATION
Average annualized in place sum of rent and recoverable common area costs per sq. ft. (e) (f)	$45.16	$54.02
Average sum of rent and recoverable common area costs per sq. ft. for new/renewal leases (e) (f)	$40.26	$55.81
Average sum of rent and recoverable common area cost per sq. ft. for leases expiring in 2008 (e) (f)	$33.68	$46.91
Three month percentage change in comparable real estate property net operating income (versus prior year comparable period) (g)	5.1%	7.3%

Percent of Minimum
Rents, Tenant
Recoveries and
TOP TEN LARGEST TENANTS (COMPANY RETAIL PORTFOLIO)	Other
Tenant (including subsidiaries)
Limited Brands, Inc.	3.8%
Gap, Inc.	2.9
Abercrombie & Fitch Co.	2.2
Foot Locker, Inc.	2.1
Federated Department Stores, Inc.	1.7
American Eagle Outfitters, Inc.	1.3
Zale Corporation	1.1
The Children’s Place Retail Stores, Inc.	1.0
Luxottica Group S.P.A.	1.0
Pacific Sunwear of California, Inc.	1.0

(a)	Excludes all international operations which combined represent approximately 1% of segment basis real estate property net operating income.

(b)	Data is for 100% of the mall and freestanding GLA in each portfolio, including those properties that are owned in part by Unconsolidated Real Estate Affiliates. Data excludes properties at which significant physical or merchandising changes have been made and miscellaneous (non-retail) properties.

(c)	Data presented in the column “Company Retail Portfolio” are weighted average amounts.

(d)	2007 data previously reported one month behind the reporting date due to tenant reporting timelines, but has been adjusted in 2008 for comparability.

(e)	Represents the sum of rent and recoverable common area costs.

(f)	Data includes a significant proportion of short-term leases on inline spaces that are leased for one year. Rents and recoverable common area costs related to these short-term leases are typically much lower than those related to long-term leases. Any inferences the reader may draw regarding future rent spreads should be made in light of this difference between short- and long-term leases.

(g)	Comparable properties are those properties that have been owned and operated for the entire time during the comparable accounting periods, and excludes properties at which significant physical or merchandising changes have been made and miscellaneous (non-retail) properties.

GENERAL GROWTH PROPERTIES, INC.
RETAIL PORTFOLIO GLA, OCCUPANCY, SALES & RENT DATA (a)
GLA as of March 31, 2008

			Total Mall/	Avg. Mall/
	Total Anchor GLA	Avg. Anchor GLA	Freestanding GLA	Freestanding GLA	Total GLA
Consolidated	78,051,706	506,829	52,166,060	338,741	130,218,366
Unconsolidated	22,724,523	649,272	14,829,957	423,713	37,554,480

Company	100,776,229	536,044	66,996,017	356,362	167,772,846
% of Total	60.1%		39.9%		100.0%
Occupancy History

	Consolidated	Unconsolidated	Company
3/31/2008	92.4%	93.8%	92.7%
3/31/2007	92.5%	93.8%	92.9%
12/31/2007	93.4%	94.9%	93.8%
12/31/2006	93.4%	94.2%	93.6%
12/31/2005	92.1%	93.5%	92.5%
12/31/2004	92.1%	91.9%	92.1%
Trailing 12 Month Total Sales per Square Foot

	Consolidated	Unconsolidated	Company
3/31/2008	$442	$521	$460
3/31/2007	442	521	459
12/31/2007(b)	444	521	462
12/31/2006(b)	443	473	453
12/31/2005(b)	428	455	437
12/31/2004(b)	402	427	410
Average in Place Sum of Rent and Recoverable Common Area Costs (at 100%)(c)

	Consolidated	Unconsolidated
3/31/2008	$45.16	$54.02
3/31/2007	43.63	48.58
12/31/2007	44.90	53.35
Sum of Rent and Recoverable Common Area Cost Rates (at 100%)(c)

	Year to Date	Full Year	Rent
	New/Renewals	Expirations	Spread
Consolidated
3/31/2008	$40.26	$33.68	$6.58
3/31/2007	36.87	31.38	5.49
12/31/2007	39.64	31.38	8.26

Unconsolidated
3/31/2008	$55.81	$46.91	$8.90
3/31/2007	44.64	37.95	6.69
12/31/2007	50.17	37.95	12.22
Occupancy Cost as a % of Sales (b)

	Consolidated	Unconsolidated	Company
3/31/2008	12.8%	12.7%	12.8%
3/31/2007	12.5%	12.3%	12.4%
12/31/2007	12.5%	12.5%	12.5%
12/31/2006	12.6%	12.4%	12.5%
12/31/2005	12.1%	11.7%	12.0%
12/31/2004	12.5%	13.0%	12.7%

(a)	Excludes all international operations which combined represent approximately 1% of segment basis real estate property net operating income. Also excludes community centers.

(b)	Due to tenant sales reporting timelines, data presented is one month behind reporting date.

(c)	Data includes a significant proportion of short-term leases on inline spaces that are leased for one year. Rents and recoverable common area costs related to these short-term leases are typically much lower than those related to long-term leases. Any inferences the reader may draw regarding future rent spreads should be made in light of this difference between short- and long-term leases.

GENERAL GROWTH PROPERTIES, INC.
RETAIL AND OTHER NET OPERATING INCOME BY GEOGRAPHIC AREA AT SHARE
(dollars in thousands)

	Three Months Ended		Three Months Ended
	March 31,		March 31,
	2008	% of Total	2007	% of Total
West
Alaska, Arizona, California, Colorado, Hawaii, Idaho, Montana, Nevada, New Mexico, Oregon, Utah, Washington, Wyoming	$223,770	35.4%	$202,362	36.2%

North Central
Illinois, Iowa, Kansas, Minnesota, Missouri, Nebraska, North Dakota, South Dakota, Wisconsin	69,226	10.9%	64,799	11.6%

South Central
Arkansas, Louisiana, Oklahoma, Texas	74,937	11.8%	66,010	11.8%

Northeast
Connecticut, Delaware, Indiana, Kentucky, Maine, Maryland, Massachusetts, Michigan, New Hampshire, New Jersey, New York, Ohio, Pennsylvania, Rhode Island, Vermont, Virginia, West Virginia	167,201	26.4%	149,662	26.8%

Southeast
Alabama, Florida, Georgia, Mississippi,	91,442	14.5%	70,699	12.7%
North Carolina, South Carolina, Tennessee

Corporate and Other (a)	6,054	1.0%	5,179	0.9%

TOTAL	$632,630	100.0%	$558,711	100.0%

(a)	Represents international and items that are included in the Total Retail and Other NOI line item that are not specifically related to property operations.

GENERAL GROWTH PROPERTIES, INC.
LEASE EXPIRATION SCHEDULE AND LEASE TERMINATION INCOME AT SHARE
AS OF MARCH 31, 2008
(in thousands)
Lease Expiration Schedule (a) (b)

	Consolidated			Unconsolidated at Share (c)
	Sum of Rent and		Sum of Rent and	Sum of Rent and		Sum of Rent and
	Recoverable		Recoverable	Recoverable		Recoverable
	Common Area	Square	Common Area	Common Area	Square	Common Area
	Costs	Footage	Costs/Sq. Ft.	Costs	Footage	Costs/Sq. Ft.
2008 (d)	$136,895	3,948	$34.67	$22,071	450	$49.05
2009	201,992	4,683	43.13	22,840	437	52.27
2010	220,166	4,753	46.32	24,999	444	56.30
2011	179,404	3,709	48.37	30,939	502	61.63
2012	214,772	3,957	54.28	29,384	486	60.46
2013	167,184	3,050	54.81	27,641	431	64.13
2014	169,297	2,951	57.37	25,077	359	69.85
2015	191,297	3,157	60.59	39,820	590	67.49
2016	200,027	3,114	64.23	47,916	690	69.44
2017	204,239	3,031	67.38	57,096	734	77.79
Subsequent	231,738	3,821	60.65	52,511	885	59.33

Total at Share	$2,117,011	40,174	$52.70	$380,294	6,008	$63.30

All Expirations	$2,117,011	40,174	$52.70	$790,370	12,282	$64.35

Retail Lease Termination Income at Share

	Three Months Ended
	March 31,
	2008	2007
Consolidated	$18,447	$2,305
Unconsolidated	2,559	1,431

Total Termination Income at Share	$21,006	$3,736

(a)	Excludes leases on anchors of 30,000 square feet or more and tenants paying percentage rent in lieu of base minimum rent.

(b)	Excludes all international operations which combined represent approximately 1% of segment basis real estate property net operating income. Also excludes community centers.

(c)	Expirations at share reflect the Company’s direct or indirect ownership interest in a joint venture.

(d)	Data includes a significant proportion of short term leases on inline spaces that are leased for one year. Rents and recoverable common area costs related to these short-term leases are typically much lower than those related to long-term leases. Any inferences the reader may draw regarding future rent spreads should be made in light of this difference between short- and long-term leases.

Expansions, Re-developments & New Developments

GENERAL GROWTH PROPERTIES, INC.
ESTIMATED DEVELOPMENT COST SUMMARY
AS OF MARCH 31, 2008
(in millions at share)

Development Summary (a)
Expansion & re-development projects	$996.4
New development projects (b)	1,253.8

Total expansion, re-development & new development projects	2,250.2

Less Expenditures On Active Projects
Expansion & re-development projects	$317.9
New development projects	422.5

Total expenditures on active projects	740.4

Estimated future development spending (c)	$1,509.8

(a)	Projects listed (per detail on page 40 and 41) are those that are anticipated to begin construction in the next 12 months.

(b)	Excludes international projects. No incremental GGP funding currently expected as local debt or equity financing has been or will be obtained.

(c)	Future development spending is currently expected to occur between Q2 2008 and Q2 2012.

GENERAL GROWTH PROPERTIES, INC.
EXPANSIONS & RE-DEVELOPMENT(a)
Definitive Projects

			Forecasted Cost	Projected
Property	Description	Ownership %	(in millions at share)	Opening
Mondawmin Mall	Addition of big box retail, restaurants and mall shop re-development	100%	$60.3	Q4 2008
Baltimore, MD

Montclair Plaza	Nordstrom and mall renovation	50%	27.4	Q4 2008
Montclair, CA

Saint Louis Galleria	Addition of Nordstrom and mall shop GLA	100%	62.7	Q2 2010
Saint Louis, MO

The Parks at Arlington	Re-development of the former Mervyn's space	100%	28.1	Q2 2008
Arlington, TX

Towson Town Center	Mall Shop renovation and expansion including Crate & Barrel and
Towson, MD	additional restaurants	35%	38.4	Q4 2008

Tucson Mall	Lifestyle expansion	100%	63.2	Q4 2008
Tucson, AZ

Ward Centers	Addition of Whole Foods, parking structure and other retail space	100%	131.8	Q2 2009
Honolulu, HI

Water Tower Place	American Girl and mall shop re-development	52%	35.3	Q4 2008
Chicago, IL

Current estimated additional costs to be incurred on recently opened re-development projects			192.9

Current approved costs for 54 other re-development projects including those listed below			356.3

Total expansion & re-development projects			$996.4

Planned Projects

Property	Description	Ownership %
Christiana Mall	Nordstrom and lifestyle center expansion	50%
Newark, DE

Cottonwood	Replace enclosed mall with a mixed-use development including restaurant,
Holladay, UT	retail, office and residential units	100%

Fashion Place	Nordstrom, mall shop and streetscape GLA expansion, and interior mall renovation	100%
Murray, UT

Redlands	Phase 1 - Strip center retail	100%
Redlands, CA

(a)	Projects listed are those that are anticipated to begin construction in the next 12 months and excludes all international projects.

GENERAL GROWTH PROPERTIES, INC.
NEW DEVELOPMENTS(a)
Definitive Projects

		Forecasted Cost	Projected
Property	Description	(in millions at share)	Opening
Echelon Las Vegas, NV	300 thousand sf retail promenade as part of an 87-acre resort master plan development on the Las Vegas strip	$255.0	Q3 2010

Elk Grove Promenade Elk Grove, CA	1.1 million sf open air lifestyle center with retail, entertainment and big box components	239.2	Q4 2009

Natick Natick, MA	Addition of 59 thousand sf streetscape and parking deck	54.7	Q1 2009

	Nouvelle at Natick — luxury condominiums	167.7	Q4 2008

Pinnacle Hills South Rogers, AR	Target, restaurants, and additional retail	10.1	Q2 2009

The Shops at La Cantera San Antonio, TX	Phase II of The Shops at La Cantera including Barnes and Noble, restaurants, mall shop and office space	90.5	Q4 2008

Current estimated additional costs to be incurred on recently opened new development projects		118.6

Current approved costs for other new development projects including those listed below		318.0

Total new development projects		$1,253.8

Planned Projects

			Potential
Property	Description	Ownership %	Opening
Bridges at Mint Hill	Shopping Center anchored by Belks and two other department stores	100%	Q4 2011
Charlotte, NC

Summerlin Centre	New retail development of 106 acres in the Summerlin community;
Las Vegas, NV	project could be expanded in subsequent years	100%	Q4 2009

(a)	Projects listed are those that are anticipated to begin construction in the next 12 months and excludes all international projects.